UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2011

NeuMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	22-2267658
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification number)

Commission file number: 00-10039

2000 Avenue of the Stars, Suite 410
Los Angeles, CA 90067
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (310) 601-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 3.02 Unregistered Sales of Equity Securities.

We issued an aggregate of 5,147,244 shares of common stock in private placements.  The shares were issued on April 5, 2011 and April 11, 2011.  The shares were issued to (1) a licensor of content to the Company as payment for past due license fees and amounts for related claims, (2) a service provider to the Company as payment for past services to the Company, and (3) to two former employees of a subsidiary of the Company as a severance payment.  The aggregate value of the past due license fees and other amounts, fees to the service provider and the severance payments was approximately $1.95 million.  In each case, the shares were issued in a private placement, without general solicitation or publicity, pursuant to Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuMedia, Inc.
(Registrant)

Dated: April 18, 2011	By:	/s/ David Mandell
	Name:	David Mandell
	Title:	Corporate Secretary